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                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

       TENDER OF SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                                       OF

                         HERBALIFE INTERNATIONAL, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and Class B Common Stock, par value $0.01 per share (the "Class B Shares," and together with the Class A Shares, the "Shares"), of Herbalife International, Inc., a Nevada corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to U.S. Stock Transfer Corporation, as Depositary (the "Depositary"), prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        U.S. STOCK TRANSFER CORPORATION

                           By Facsimile Transmission
                       (for Eligible Institutions only):

                                  818-502-1737

                       Confirm by Telephone: 818-502-1404

       By Registered or Certified Mail:                By Hand or Overnight Courier:
       U.S. Stock Transfer Corporation                U.S. Stock Transfer Corporation
             1745 Gardena Avenue                            1745 Gardena Avenue
              Glendale, CA 91204                             Glendale, CA 91204
       Attn: Reorganization Department                Attn: Reorganization Department

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to MH Millennium Acquisition Corp., a Nevada corporation, which is a wholly owned subsidiary of MH Millennium Holdings LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 3 of the Offer to Purchase.

Number of Class A Shares:  Number of Class B Shares:

Name(s) of Record Holder(s):
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                             (PLEASE TYPE OR PRINT)

Address(es):
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                               (INCLUDE ZIP CODE)

Area Code and Tel. No:
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Certificate Nos. (if available):
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Check box if Shares will be tendered by book-entry transfer:

[ ] The Depository Trust Company

Signature(s):
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Account Number:
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Dated:
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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer of Shares, all within three Nasdaq National Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
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                                    (AUTHORIZED SIGNATURE)

Address:
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                                       (ZIP CODE)

Area Code and Tel. No.:
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Name:
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                                (PLEASE TYPE OR PRINT)

Title:
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Date:
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          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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